Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1

For Immediate Release

Numerex Reports Second Quarter 2010 Financial Results

29% Growth in M2M Subscriptions Leads Company to Profitability

ATLANTA, Ga. – July 27, 2010—Numerex Corp (NASDAQ:NMRX), a leading single source provider of secure machine-to-machine (M2M) products and services, today announced financial results for its second quarter ended June 30, 2010.

“We are pleased to report that Numerex returned to profitability in the second quarter as M2M revenues increased across the board and margins remained strong. We maintained record levels of investment in both technology and business development during the quarter that we expect will continue to benefit future operating performance as adoption by customers of our higher-value M2M service platforms and business systems increase,” stated Stratton Nicolaides, chairman and CEO of Numerex. “We expect a continued strong business performance and increased profitability in the second half of the year as we introduce our products and services to new domestic and overseas markets.”

Key results for the second quarter include:

•	Digital subscriptions increased to 1,027,000 at the end of the second quarter of 2010. This compares with
799,000 recorded at the end of the second quarter of 2009, reflecting a 29% growth rate.  New subscriptions of 50,000 were added during the second quarter of 2010.

•
A year-over-year growth rate of 18% in recurring M2M service revenues, excluding the contribution of deferred revenues recognized during the second quarter of 2009.  For the quarter ended June 30, 2010, Numerex reported consolidated revenue of $14.9 million compared to $12.6 million in the second quarter of 2009.  During the quarter, the Company reported service revenues of $8.4 million and hardware revenues of $6.5 million compared to $7.7 million in service revenues and $4.9 million in hardware revenues, during the same period last year.

•
Consolidated gross margin for the three months ended June 30, 2010 was 43.0% compared to 45.1% during the same period last year.  The decrease in gross margin percentage was driven by the higher levels of lower margin hardware revenues during the second quarter of 2010.

•
GAAP income from operations was $384,000 compared to a GAAP loss from operations of $422,000 in the second quarter of 2009.  Net earnings for the second quarter of 2010 were $387,000 compared to a net loss of $792,000 for the same period last year.

•
Non-GAAP net income before non-cash charges and litigation related legal fees was $1.8 million during the second quarter of 2010 compared to $0.8 million for the same period last year.  A reconciliation of this measure to GAAP results has been provided in the financial tables included with this press release.

Mr. Nicolaides added, “Our strategy of delivering M2M service as a ‘one-stop-shop’ service continues to resonate well with customers in a growing number of vertical markets. Our mission is to deliver everything a customer needs to commercialize their M2M solution by streamlining business processes and by providing the foundational components of device, network, and application along with the key enabling and integration services critical to the development and deployment of any M2M solution. With a strong balance sheet and positive cash generation, we are well positioned to continue to execute our strategy and scale our M2M service platform going forward.  We are very excited about the momentum we are seeing in the business and expect to realize contributions from a number of existing and new vertical markets.  Based on our solid first half performance and continued strong sales pipeline for the balance of the year, we are affirming our 2010 subscription growth expectations of between 30% and 40%.”

Total operating expenses (excluding depreciation and amortization) were $5.2 million during the quarter ended June 30, 2010 compared to $5.3 million during the second quarter of 2009. The Company continued to invest in sales, marketing and development resources in the second quarter and year to date, 2010. These investments were offset by reduced administrative costs.

Numerex ended the second quarter of 2010 with cash and cash equivalents of $7.5 million compared to $6.4 million at March 31, 2010.  The increase in cash and cash equivalents was due to cash flow generated by operations, and improved working capital efficiencies partially offset by capital expenditures.

Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 337-6663 or if outside the U.S., (904) 520-5771 to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast is available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end using pass code 2510061.

About Numerex
Numerex Corp (NASDAQ: NMRX) is the single source machine-to-machine (M2M) product and service provider to some of the world's largest organizations delivering the foundational components of device, network, and application, used by its customers in the development of their M2M solutions. Customers typically subscribe to Numerex network and application services that are delivered through its hosted platforms. The Company's offerings and expertise enable its customers to efficiently build reliable and secure solutions that are used to monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment through streamlined business processes and comprehensive integration services. Numerex DNA® offerings include hardware Devices, Network services, and software Applications that are delivered through its Numerex FAST™ (Foundation Application Software Technology) platform. Numerex is ISO 27001 information security certified. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues; the risks that a substantial portion of  revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Six Months Ended
	06/30/10	06/30/09	Change	% Change	06/30/10	06/30/09	Change	% Change
Net sales:
Hardware	$6,467	$4,904	$1,563	32%	$11,285	$10,580	$705	7%
Service	8,431	7,700	731	9%	16,635	14,686	1,949	13%
Total net sales	14,898	12,604	2,294	18%	27,920	25,266	2,654	11%
Cost of hardware sales	5,066	4,235	831	20%	9,102	9,162	(60)	-1%
Cost of services	3,425	2,687	738	27%	6,659	5,121	1,538	30%
Gross Profit	6,407	5,682	725	13%	12,159	10,983	1,176	11%
	43.0%	45.1%			43.5%	43.5%
Sales and marketing expenses	1,759	1,390	369	27%	3,546	2,647	899	34%
General, administrative and legal expenses	2,517	3,083	(566)	-18%	4,916	7,011	(2,095)	-30%
Engineering and development expenses	780	651	129	20%	1,372	1,159	213	18%
Bad Debt Expense	107	136	(29)	-21%	164	291	(127)	-44%
Depreciation and amortization	860	844	16	2%	1,732	1,637	95	6%
Operating earnings (loss)	384	(422)	806	n/a	429	(1,762)	2,191	n/a
Interest expense	(5)	(343)	338	-99%	(19)	(690)	671	-97%
Other income	-	1	(1)	-100%	(40)	1	(41)	n/a
Earnings (loss) before tax	379	(764)	1,143	n/a	370	(2,451)	2,821	n/a
Provision (benefit) for income tax	(8)	28	(36)	n/a	14	65	(51)	n/a
Net earnings (loss)	$387	$(792)	$1,179	n/a	$356	$(2,516)	$2,872	n/a

Basic earnings (loss) per common share	$0.03	$(0.06)			$0.02	$(0.18)
Diluted earnings (loss) per common share	$0.03	$(0.06)			$0.02	$(0.18)
Number of shares used in per share calculation
Basic	15,074	14,152			15,076	14,160
Diluted	15,234	14,152			15,226	14,160

Numerex Corp.
Supplemental Sales Information
(in thousands)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
Net Sales:	2010	2009	change	2010	2009	change
M2M Services
Hardware	$6,281	$4,711	$1,570	$11,024	$10,283	$741
Service	7,852	6,907	945	15,471	13,141	2,330
Sub-total	14,133	11,618	2,515	26,495	23,424	3,071
Wireline Services
Hardware	186	193	(7)	261	297	(36)
Service	579	793	(214)	1,164	1,545	(381)
Sub-total	765	986	(221)	1,425	1,842	(417)
Total
Hardware	6,467	4,904	1,563	11,285	10,580	705
Service	8,431	7,700	731	16,635	14,686	1,949
Total net sales	14,898	12,604	2,294	27,920	25,266	2,654

Reconciliation of Non-GAAP net income

The accompanying press release dated July 27, 2010 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financials use net earnings/(loss) before non-cash items and litigation related fees as an additional measure of our operating performance.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude non-cash items and litigation related expenses that we do not believe are indicative of the ongoing operating performance of our business. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods indicated below:

Reconciliation of Non-GAAP Measures (In thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Net earnings (loss)	$387	$(792)	$356	$(2,516)

Non-cash compensation	225	252	488	546
Litigation related fees	337	519	530	1,608
Depreciation and amortization	860	844	1,732	1,637
Net earnings before non-cash items	$1,809	$823	$3,106	$1,275

NUMEREX CORP.
Consolidated Balance Sheet
(In thousands)
	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,516	$5,306
Accounts receivable, less allowance for doubtful accounts of $391
at June 30, 2010 and $548 at December 31, 2009:	7,864	6,341
Inventory	4,033	6,290
Prepaid expenses and other current assets	2,098	1,569
TOTAL CURRENT ASSETS	21,511	19,506

Property and equipment, net	1,531	1,603
Goodwill, net	23,787	23,787
Other intangibles, net	4,935	4,985
Software, net	2,652	2,747
Other assets - long term	192	119
TOTAL ASSETS	$54,608	$52,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,855	$5,888
Other current liabilities	2,483	2,555
Note payable	-	493
Deferred revenues	1,921	1,261
Obligations under capital leases	19	24
TOTAL CURRENT LIABILITIES	11,278	10,221

LONG TERM LIABILITIES
Obligations under capital leases and other long-term liabilities	265	335
Deferred income taxes	173	154
TOTAL LONG TERM LIABILITIES	438	489

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 16,314,860 shares at June 30, 2010 and 16,307,963 shares at December 31, 2009;
outstanding 15,074,501 shares at June 30, 2010 and 15,082,154 shares
at December 31, 2009	57,460	57,430
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	6,069	5,582
Treasury stock, at cost, 1,240,809 shares on June 30, 2010 and
1,225,809 shares on December 31, 2009	(5,237)	(5,213)
Accumulated other comprehensive earnings	7	-
Retained deficit	(15,407)	(15,762)
TOTAL SHAREHOLDERS' EQUITY	42,892	42,037
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,608	$52,747